Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:                                                BioTelemetry, Inc.

Heather C. Getz

Investor Relations

800-908-7103

InvestorRelations@biotelinc.com

BIOTELEMETRY, INC. APPOINTS COLIN HILL TO ITS BOARD OF DIRECTORS

Malvern, PA — (GLOBE NEWSWIRE) — May 6, 2016 — BioTelemetry, Inc. (NASDAQ:BEAT) the leading wireless medical technology company focused on the delivery of health information to improve quality of life and reduce cost of care, announced today the appointment of Colin Hill to its Board of Directors.

Joseph Capper, President and Chief Executive Officer of BioTelemetry, Inc., commented, “We are pleased to announce the addition of Colin Hill to the BioTelemetry Board of Directors.  Mr. Hill’s impressive leadership experience in machine learning in the precision medicine and managed care industries will be instrumental in helping to shape the Company’s strategic direction, especially in the era of big data and personalized medicine.  We are extremely fortunate to be adding such a highly- skilled professional like Colin to an already impressive team of accomplished independent Directors.  I look forward to working with him as we develop and grow the Company.”

Mr. Hill co-founded GNS Healthcare in 2000 and has served as Chairman and Chief Executive Officer since its inception.  He serves as Chairman of Via Science, a leading machine learning and simulation company focused on the Internet of Things, business intelligence, and security.  He was appointed in 2015 by Massachusetts Governor Charlie Baker to the Board of Directors of the Center for Health Information and Analysis.

Mr. Hill is also a founding Board member of Transforming Medicine: The Elizabeth Kauffmann Institute, a non-profit foundation dedicated to the advancement of personalized medicine.  Mr. Hill also was a founding member of the Board of Directors of AesRx, a biopharmaceutical company dedicated to the development of new treatments for sickle cell disease, which was acquired by Baxter International Inc. in 2014.  In 2004, Mr. Hill was named to MIT Technology Review’s TR100 list of top 100 innovators in the world under age 35.

About BioTelemetry

BioTelemetry, Inc., formerly known as CardioNet, Inc., is the leading wireless medical technology company focused on the delivery of health information to improve quality of life and reduce cost of care.  The Company currently provides cardiac monitoring services, original equipment manufacturing with a primary focus on cardiac monitoring devices and centralized cardiac core laboratory services.  More information can be found at www.gobio.com.

Cautionary Statement Regarding Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements may be identified by words such as “expect,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” “promises” and other words and terms of similar meaning.  Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of these expectations, and could cause actual outcomes and results to differ materially from current expectations.  These factors include, among other things, our ability to successfully integrate acquisitions into our business and the effect such acquisitions will have on our results of operation, effectiveness of our cost savings initiatives, relationships with our government and commercial payors, changes to insurance coverage and reimbursement levels for our products, the success of our sales and marketing initiatives, our ability to attract and retain talented executive management and sales personnel, our ability to identify acquisition candidates, acquire them on attractive terms and integrate their operations into our business, the commercialization of new products, market factors, internal research and development initiatives, partnered research and development initiatives, competitive product development, changes in governmental regulations and legislation, the continued consolidation of payors, acceptance of our new products and services, patent protection, adverse regulatory action, and litigation success.  For further details and a discussion of these and other risks and uncertainties, please see our public filings with the Securities and Exchange Commission, including our latest periodic reports on Form 10-K and 10-Q.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.